Filed Pursuant to Rule 433
Registration No. 333-158385
July 6, 2010
FREE WRITING PROSPECTUS
 (To Prospectus dated April 2, 2009,
Prospectus Supplement dated April 9, 2009,
Product Supplement dated April 9, 2009, and
Underlying Supplement No. 1 dated January 8, 2010)

HSBC USA Inc.
Best-Of Performance Notes
Linked to the SPX

}	3-year maturity
}	Participation in any positive return in the Reference Asset
}	A contingent minimum return of between 20% and 25% (to be determined on the Pricing Date) if a Trigger Event has not occurred
}	Principal protection if a Trigger Event has not occurred

The Best-Of Performance Notes (each a “Note” and collectively the “Notes") offered hereunder are not deposit liabilities or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency of the United States or any other jurisdiction and include investment risks including possible loss of the principal amount invested due to the credit risk of HSBC USA Inc.

The Notes will not be listed on any U.S. securities exchange or automated quotation system.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this document, the accompanying underlying supplement, product supplement, prospectus or prospectus supplement. Any representation to the contrary is a criminal offense.  We have appointed HSBC Securities (USA) Inc., an affiliate of ours, as the agent for the sale of the securities.  HSBC Securities (USA) Inc. will purchase the securities from us for distribution to other registered broker dealers or will offer the securities directly to investors.  HSBC Securities (USA) Inc. or another of its affiliates or agents may use the pricing supplement to which this free writing prospectus relates in market-making transactions in any securities after their initial sale.  Unless we or our agent informs you otherwise in the confirmation of sale, the pricing supplement to which this free writing prospectus relates is being used in a market-making transaction.  See “Supplemental Plan of Distribution (Conflicts of Interest)” on page FWP-10 of this free writing prospectus.

Investment in the securities involves certain risks. You should refer to “Risk Factors” beginning on page FWP-5 of this document, page PS-4 of the accompanying product supplement, page S-3 of the accompanying prospectus supplement, and page US1-1 of the accompanying underlying supplement no. 1.

	Price to Public	Fees and Commissions[1]	Proceeds to Issuer
Per Note	$1,000
Total

1HSBC USA Inc. or one of our affiliates may pay varying discounts and commissions of between 2.00% and 2.60% per $1,000 Principal Amount of Notes in connection with the distribution of the Notes.  See “Supplemental Plan of Distribution (Conflicts of Interest)” on page FWP-10 of this free writing prospectus.

HSBC USA Inc.

3-Year Best of Performance Notes Linked to the SPX

Indicative Terms*

Principal Amount:	$1,000 per Note
Term:	3 years
Reference Asset:	The S&P 500® Index (Ticker: SPX)
Contingent Minimum Return:	The Contingent Minimum Return will be between 20% and 25%, which will be determined on the Pricing Date.
Trigger Event:	A Trigger Event occurs if, at any time during the Observation Period, the Official Closing Level (as defined below) is less than the Barrier Level.
Barrier Level:	The Barrier Level will be a level equal to 75% of the Initial Level.
Payment at Maturity per Note:
If a Trigger Event has occurred, your Payment at Maturity per $1,000 Principal Amount of Notes will be calculated as follows:
$1,000 plus the product of (a) $1,000 multiplied by (b) the Reference Return.
If a Trigger Event has occurred and the Reference Return is less than zero, you will lose 1% of the Principal Amount for each percentage point that the Reference Return is below zero.  For example, if the Reference Return is -30%, you will suffer a 30% loss and receive 70% of the Principal Amount.
If a Trigger Event has not occurred, your Payment at Maturity per $1,000 Principal Amount of Notes will equal $1,000 plus the product of (a) $1,000 multiplied by (b) the greater of (i) the Reference Return and (ii) the Contingent Minimum Return.

Reference Return:	Final Level – Initial Level Initial Level
Initial Level:	See page FWP-2
Final Level:	See page FWP-2
Trade Date:	July 30, 2010
Pricing Date:	July 30, 2010
Original Issue Date:	August 4, 2010
Maturity Date:	August 5, 2013
Observation Period:	The period beginning on and including the Pricing Date and ending on and including the Final Valuation Date.
* As more fully described beginning on page FWP-1.

The Notes

For investors who believe the Reference Asset will appreciate over the term of the Notes or will not close lower than the Barrier Level on any day during the term of the Notes, the Notes provide an opportunity for a Contingent Minimum Return with 1:1 exposure to any potential decline in the Reference Asset if a Trigger Event occurs.

If a Trigger Event does not occur during the term of the Notes, you will participate in any appreciation in the Reference Asset and receive at maturity at least the Contingent Minimum Return. Should a Trigger Event occur during the term of the Notes, you will gain or lose 1% of your investment for every 1% of appreciation or decline in the Reference Asset and not benefit from the Contingent Minimum Return.

The offering period for the Notes is through July 30, 2010

HSBC USA Inc. Best-Of Performance Notes Linked to the SPX

All references to “Enhanced Market Participation Notes” in the accompanying product supplement shall refer to these 3 Year Best-Of Performance Notes. The Notes offered hereby will have the terms described in this free writing prospectus and the accompanying underlying supplement, product supplement, prospectus supplement and prospectus. If the terms of the Notes offered hereby are inconsistent with those described in the accompanying underlying supplement, product supplement, prospectus supplement or prospectus, the terms described in this free writing prospectus shall control.  You should be willing to forgo interest and dividend payments during the term of the Notes and, if a Trigger Event occurs and the Reference Return is negative, you may lose up to 100% of your initial investment.

This free writing prospectus relates to an offering of Notes. The purchaser of a Note will acquire a senior unsecured debt security linked to the S&P 500® Index as described below. Although the offering relates to the S&P 500® Index, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to the S&P 500® Index or any component security included in the S&P 500® Index or as to the suitability of an investment in the related Notes. The following key terms relate to the offering of Notes:

Issuer:	HSBC USA Inc.
Issuer Rating:	AA- (S&P), A1 (Moody’s), AA (Fitch)*
Principal Amount:	$1,000 per Note.
Reference Asset:	The S&P 500® Index (Ticker: SPX)
Contingent Minimum Return:	The Contingent Minimum Return will be between 20% and 25%, which will be determined on the Pricing Date.
Trigger Event:	A Trigger Event occurs if, at any time during the Observation Period, the Official Closing Level (as defined below) is less than the Barrier Level.
Barrier Level:	The Barrier Level will be a level equal to 75% of the Initial Level.
Trade Date:	July 30, 2010
Pricing Date:	July 30, 2010
Original Issue Date:	August 4, 2010
Final Valuation Date:	July 31, 2013. The Final Valuation Date is subject to adjustment as described under “Additional Terms of the Notes” in the accompanying underlying supplement.
Maturity Date:
3 business days after the Final Valuation Date, which is expected to be August 5, 2013.  The Maturity Date is subject to adjustment as described under “Additional Terms of the Notes” in the accompanying underlying supplement.

Observation Period:	The period beginning on and including the Pricing Date and ending on and including the Final Valuation Date.
Payment at Maturity:	On the Maturity Date, for each $1,000 Principal Amount of Notes, we will pay you the Final Settlement Value.
Final Settlement Value:
If a Trigger Event has occurred, your return will (i) reflect the full positive performance of the Reference Asset if the Reference Return is positive or (ii) reflect loss of 1% of the Principal Amount of your investment for each percentage point that the Reference Return is below zero. Under either of these circumstances, your Payment at Maturity per $1,000 Principal Amount of Notes will be calculated as follows:
$1,000 plus the product of (a) $1,000 multiplied by (b) the Reference Return.
If a Trigger Event has occurred and the Reference Return is less than zero, you will lose 1% of the Principal Amount for each percentage point that the Reference Return is below zero.  For example, if the Reference Return is -30%, you will suffer a 30% loss and receive 70% of the Principal Amount. If a Trigger Event has occurred and the Reference Return is less than zero, you will lose some or all of your investment. This means that if the Reference Return is -100%, you will lose 100% of your investment.
If a Trigger Event has not occurred, you will receive a cash payment on the Maturity Date that will reflect the performance of the Reference Asset, subject to the Contingent Minimum Return. Under these circumstances, your Payment at Maturity per $1,000 Principal Amount of Notes will equal $1,000 plus the product of (a) $1,000 multiplied by (b) the greater of (i) the Reference

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Return and (ii) the Contingent Minimum Return.
Reference Return:	The quotient, expressed as a percentage, calculated as follows:
Final Level – Initial Level
Initial Level
Initial Level:	The Official Closing Level on the Pricing Date.
Final Level:	The Official Closing Level on the Final Valuation Date.
Official Closing Level:
The closing level of the S&P 500® Index on any scheduled trading day as determined by the calculation agent based upon the value displayed on Bloomberg Professional® service page “SPX <INDEX>” or any successor page on Bloomberg Professional® service or any successor service, as applicable.

CUSIP/ISIN:	4042K03Z6 /
Form of Notes:	Book-Entry
Listing:	The Notes will not be listed on any U.S. securities exchange or quotation system.

* A credit rating reflects the creditworthiness of HSBC USA Inc. and is not a recommendation to buy, sell or hold Notes, and it may be subject to revision or withdrawal at any time by the assigning rating organization. The Notes themselves have not been independently rated. Each rating should be evaluated independently of any other rating.

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GENERAL

This free writing prospectus relates to a single Note offering linked to the Reference Asset identified on the cover page.  The purchaser of a Note will acquire a security linked to a single Reference Asset.   We reserve the right to withdraw, cancel or modify any offering and to reject orders in whole or in part.  Although the offering of Notes relates to the Reference Asset identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to the Reference Asset or any component security included in the Reference Asset or as to the suitability of an investment in the Notes.

You should read this document together with the prospectus dated April 2, 2009, the prospectus supplement dated April 9, 2009, the product supplement dated April 9, 2009, and the underlying supplement no. 1 dated January 8, 2010.  All references to “Enhanced Market Participation Notes” in the accompanying product supplement shall refer to these 3 Year Best-Of Performance Notes. If the terms of the Notes offered hereby are inconsistent with those described in the accompanying underlying supplement, product supplement, prospectus supplement or prospectus, the terms described in this free writing prospectus shall control.  You should carefully consider, among other things, the matters set forth in “Risk Factors” beginning on page FWP-5 of this free writing prospectus, page US1-1 of underlying supplement no. 1, page PS-4 of the product supplement and page S-3 of the prospectus supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Notes.  As used herein, references to the “Issuer,” “HSBC,” “we,” “us” and “our” are to HSBC USA Inc.

HSBC has filed a registration statement (including a prospectus, a prospectus supplement, a product supplement and underlying supplement no. 1) with the U.S. Securities and Exchange Commission (“SEC”) for the offering to which this free writing prospectus relates.  Before you invest, you should read the prospectus, prospectus supplement, product supplement and underlying supplement no. 1 in that registration statement and other documents HSBC has filed with the SEC for more complete information about HSBC and this offering.  You may get these documents for free by visiting EDGAR on the SEC’s web site at www.sec.gov.  Alternatively, HSBC Securities (USA) Inc. or any dealer participating in this offering will arrange to send you the prospectus, prospectus supplement, product supplement and underlying supplement if you request them by calling toll-free 1-866-811-8049.

You may also obtain :

}	the underlying supplement no. 1 at http://www.sec.gov/Archives/edgar/data/83246/000114420410001030/v170879_424b2.htm

}	the product supplement at www.sec.gov/Archives/edgar/data/83246/000114420409019791/v145840_424b2.htm

}	the prospectus supplement at www.sec.gov/Archives/edgar/data/83246/000114420409019785/v145824_424b2.htm

}	the prospectus at http://www.sec.gov/Archives/edgar/data/83246/000104746909003736/a2192100zs-3asr.htm

We are using this free writing prospectus to solicit from you an offer to purchase the Notes.  You may revoke your offer to purchase the Notes at any time prior to the time at which we accept your offer by notifying HSBC Securities (USA) Inc.  We reserve the right to change the terms of, or reject any offer to purchase, the Notes prior to their issuance.  In the event of any material changes to the terms of the Notes, we will notify you.

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PAYMENT AT MATURITY

On the Maturity Date, for each $1,000 Principal Amount of Notes, we will pay you the Final Settlement Value, which is an amount in cash, as described below:

}
If a Trigger Event has occurred, your return will (i) reflect the full positive performance of the Reference Asset if the Reference Return is positive or (ii) reflect loss of 1% of the original Principal Amount for each percentage point that the Reference Return is below zero. Under either of these circumstances, your Payment at Maturity per $1,000 Principal Amount of Notes will be calculated as follows:

$1,000 plus the product of (a) $1,000 multiplied by (b) the Reference Return.

If a Trigger Event has occurred and the Reference Return is less than zero, you will lose 1% of the original Principal Amount for each percentage point that the Reference Return is below zero.  For example, if the Reference Return is -30%, you will suffer a 30% loss and receive 70% of the original Principal Amount. If a Trigger Event has occurred and the Reference Return is less than zero, you will lose some or all of your investment. This means that if the Reference Return is -100%, you will lose 100% of investment.

}
If a Trigger Event has not occurred, you will receive a cash payment on the Maturity Date that will reflect the performance of the Reference Asset, subject to the Contingent Minimum Return. Under these circumstances, your Payment at Maturity per $1,000 Principal Amount of Notes will equal $1,000 plus the product of (a) $1,000 multiplied by (b) the greater of (i) the Reference Return and (ii) the Contingent Minimum Return.

Trigger Event

A Trigger Event occurs if, at any time during the Observation Period, the Official Closing Level is less than the Barrier Level.

Interest

The Notes will not pay periodic interest.

Calculation Agent

We or one of our affiliates will act as calculation agent with respect to the Notes.

Trustee

Notwithstanding anything contained in the accompanying prospectus supplement or product supplement to the contrary, the Notes will be issued under the senior indenture dated March 31, 2009, between HSBC USA Inc., as Issuer, and Wells Fargo Bank, National Association, as trustee.  Such indenture has substantially the same terms as the indenture described in the accompanying prospectus supplement.

Paying Agent

Notwithstanding anything contained in the accompanying prospectus supplement or product supplement to the contrary, HSBC Bank USA, N.A. will act as paying agent with respect to the Notes pursuant to a Paying Agent and Securities Registrar Agreement dated June 1, 2009, between HSBC USA Inc. and HSBC Bank USA, N.A.

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INVESTOR SUITABILITY

The Notes may be suitable for you if:

}
You believe the closing level of the Reference Asset will (i) increase or (ii) decrease only moderately—meaning that you believe the Official Closing Level of the Reference Asset will not decline below the Barrier Level at any time during the Observation Period.

}
You are willing to make an investment that is exposed to downside performance of the Reference Asset on a 1-to-1 basis for each percentage point that the Reference Return is below zero in the event that a Trigger Event occurs.

}	You are willing to forgo dividends or other distributions paid to holders of stocks comprising the Reference Asset.

}	You do not seek current income from this investment.

}	You do not seek an investment for which there is an active secondary market.

}	You are willing to hold the Notes to maturity.

}	You are comfortable with the creditworthiness of HSBC, as issuer of the Notes.

The Notes may not be suitable for you if:

}	You believe the Official Closing Level of the Reference Asset will decline below the Barrier Level at any time during the Observation Period.

}
You are unwilling to make an investment that is exposed to downside performance of the Reference Asset on a 1-to-1 basis for each percentage point that the Reference Return is below zero in the event that a Trigger Event occurs.

}	You seek an investment that is 100% principal protected.

}	You prefer the lower risk, and therefore accept the potentially lower returns, of conventional debt securities with comparable maturities issued by HSBC or another issuer with a similar credit rating.

}	You prefer to receive the dividends or other distributions paid on any stocks included in the Reference Asset.

}	You seek current income from this investment.

}	You seek an investment for which there will be an active secondary market.

}	You are unable or unwilling to hold the Notes to maturity.

}	You are not willing or are unable to assume the credit risk associated with HSBC, as issuer of the Notes.

RISK FACTORS

We urge you to read the section “Risk Factors” on page S-3 in the accompanying prospectus supplement, on page PS-4 of the accompanying product supplement and on page US1-1 of the accompanying underlying supplement.  Investing in the Notes is not equivalent to investing directly in any of the stocks comprising the Reference Asset.  You should understand the risks of investing in the Notes and should reach an investment decision only after careful consideration, with your advisers, of the suitability of the Notes in light of your particular financial circumstances and the information set forth in this free writing prospectus and the accompanying underlying supplement, prospectus, prospectus supplement and product supplement.

In addition to the risks discussed below, you should review “Risk Factors” in the accompanying prospectus supplement, including the explanation of risks relating to the Notes described in the following sections:

}	“ — Risks Relating to All Note Issuances”; and

}	“ — Additional Risks Relating to Notes with an Equity Security or Equity Index as the Reference Asset”.

You will be subject to significant risks not associated with conventional fixed-rate or floating-rate debt securities.

The Notes are Not Fully Principal Protected and the Contingent Minimum Return May Terminate at Any Time During the Observation Period.

If the Official Closing Level at any time during the Observation Period declines below the Barrier Level, you will not be entitled to receive the Contingent Minimum Return on the Notes and your return will be solely based on the performance of the Reference Asset. Under these circumstances you will at maturity be fully exposed to any downside performance of the Reference Asset and you will lose 1% of the Principal Amount of your investment for each percentage point that the Reference Return is below zero. You will be subject to this potential loss of principal even if the level of Reference Asset subsequently increases such that the Official Closing Level is greater than the Barrier Level. As a result of a Trigger Event occurring, you may lose up to 100% of your initial investment.  Your return on the Notes may not reflect the return you would receive on a conventional fixed or floating rate debt instrument with a comparable term to maturity issued by HSBC or any other issuer with a similar credit rating.

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The Notes are Subject to the Credit Risk of HSBC USA INC.

The Notes are senior unsecured debt obligations of the issuer, HSBC, and are not, either directly or indirectly, an obligation of any third party. As further described in the accompanying prospectus supplement and prospectus, the Notes will rank on par with all of the other unsecured and unsubordinated debt obligations of HSBC except such obligations as may be preferred by operation of law. Any payment to be made on the Notes depends on the ability of HSBC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of HSBC may affect the market value of the Notes and, in the event HSBC were to default on its obligations, you may not receive the amounts owed to you under the terms of the Notes.

The Notes Will Not Bear Interest.

As a holder of the Notes, you will not receive periodic interest payments.

Changes that Affect the Reference Asset Will Affect the Market Value of the Notes and the Amount You Will Receive at Maturity.

The policies of the reference sponsor concerning additions, deletions and substitutions of the constituents comprising the Reference Asset and the manner in which the reference sponsor takes account of certain changes affecting those constituents included in the Reference Asset may affect the level of the Reference Asset.  The policies of the reference sponsor with respect to the calculation of the Reference Asset could also affect the level of the Reference Asset.  The reference sponsor may discontinue or suspend calculation or dissemination of the Reference Asset.  Any such actions could affect the value of the Notes.

The Notes are Not Insured by Any Governmental Agency of The United States or any Other Jurisdiction.

The Notes are not deposit liabilities or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or program of the United States or any other jurisdiction.  An investment in the Notes is subject to the credit risk of HSBC, and in the event that HSBC is unable to pay its obligations as they become due, you may not receive the full Payment at Maturity of the Notes.

Uncertain Tax Treatment.

For a discussion of certain of the U.S. federal income tax consequences of your investment in a Note, please see the discussion under “Certain U.S. Federal Income Tax Considerations” below, the discussion under “Certain U.S. Federal Income Tax Considerations” in the accompanying product supplement and the discussion under “Certain U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement.

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ILLUSTRATIVE EXAMPLES

The following table and examples are provided for illustrative purposes only and are hypothetical. They do not purport to be representative of every possible scenario concerning increases or decreases in the level of the Reference Asset relative to its Initial Level.  We cannot predict the Official Closing Level of the Reference Asset at any time during the Observation Period or on the Final Valuation Date.  The assumptions we have made in connection with the illustrations set forth below may not reflect actual events, and the hypothetical Initial Level used in the illustrations below is not the actual Initial Level of the Reference Asset.  You should not take the table or these examples as an indication or assurance of the expected performance of the Reference Asset or the return on the Notes. With respect to the Notes, the Final Settlement Value may be less than the amount that you would have received from a conventional debt security with the same stated maturity, including those issued by HSBC. The numbers appearing in the table and examples below have been rounded for ease of analysis.

The table below illustrates the Payment at Maturity (including, where relevant, the payment in respect of the Reference Return) on a $1,000 investment in Notes for a hypothetical range of performance for the Reference Return from -100% to +100%. The following results are based solely on the assumptions outlined below.  You should consider carefully whether the Notes are suitable to your investment goals. The potential returns described here assume that your Notes are held to maturity.

The following table and examples assume the following:

}	Principal Amount:	$1,000

}	Hypothetical Initial Level*:	1,000.00

}	Hypothetical Barrier Level*:	750.00, equal to 75% of the Hypothetical Initial Level

}	Hypothetical Contingent Minimum Return*:	20.00%

* The actual Initial Level, Barrier Level and Contingent Minimum Return will be determined on the Pricing Date.

Hypothetical Final Level	Hypothetical Reference Return	Hypothetical Total Return
		Trigger Event Has Not Occurred(1)	Trigger Event Has Occurred(2)
2,000.00	100.00%	100.00%	100.00%
1,800.00	80.00%	80.00%	80.00%
1,700.00	70.00%	70.00%	70.00%
1,600.00	60.00%	60.00%	60.00%
1,500.00	50.00%	50.00%	50.00%
1,400.00	40.00%	40.00%	40.00%
1,300.00	30.00%	30.00%	30.00%
1,200.00	20.00%	20.00%	20.00%
1,150.00	15.00%	20.00%	15.00%
1,100.00	10.00%	20.00%	10.00%
1,050.00	5.00%	20.00%	5.00%
1,010.00	1.00%	20.00%	1.00%
1,000.00	0.00%	20.00%	0.00%
950.00	-5.00%	20.00%	-5.00%
900.00	-10.00%	20.00%	-10.00%
850.00	-15.00%	20.00%	-15.00%
800.00	-20.00%	20.00%	-20.00%
750.00	-25.00%	20.00%	-25.00%
700.00	-30.00%	N/A	-30.00%
600.00	-40.00%	N/A	-40.00%
500.00	-50.00%	N/A	-50.00%
400.00	-60.00%	N/A	-60.00%
300.00	-70.00%	N/A	-70.00%
200.00	-80.00%	N/A	-80.00%
100.00	-90.00%	N/A	-90.00%
0.00	-100.00%	N/A	-100.00%

(1)The Official Closing Level has not declined below the hypothetical Barrier Level (75% of the hypothetical Initial Level) at any time during the Observation Period. The actual Barrier Level will be determined on the Pricing Date.

(2)The Official Closing Level has declined below the hypothetical Barrier Level at any time during the Observation Period.

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EXAMPLE 1:  A Trigger Event has not Occurred, and the Level of the Reference Asset Increases From the Initial Level of 1,000 to a Final Level of 1,100.

Reference Asset
Initial Level	1,000
Final Level	1,100
Reference Return	10.00%
Final Settlement Value:	$1,200.00

Here, the Reference Return is 10.00%.

Because a Trigger Event has not occurred, the Final Settlement Value equals the Principal Amount of the Note plus the product of (a) the Principal Amount multiplied by (b) the greater of (1) the Reference Return and (2) the Contingent Minimum Return. Accordingly, at maturity, for each $1,000 Principal Amount of Notes, the Final Settlement Value in this example would equal $1,000 plus (a) $1,000 multiplied by (b) 20.00%.  Therefore, the Notes would pay $1,200.00 at maturity for each $1,000 Principal Amount of Notes.

Example 1 shows that you are assured the return of your principal investment plus no less than the Contingent Minimum Return when a Trigger Event has not occurred.

EXAMPLE 2:  A Trigger Event has not Occurred, and the Level of the Reference Asset Decreases From the Initial Level of 1,000 to a Final Level of 850.

Reference Asset
Initial Level	1,000
Final Level	850
Reference Return	-15.00%
Final Settlement Value:	$1,200.00

Here, the Reference Return is -15.00%.

Because a Trigger Event has not occurred, the Final Settlement Value equals the Principal Amount of the Note plus the product of (a) the Principal Amount multiplied by (b) the greater of (1) the Reference Return and (2) the Contingent Minimum Return.  Accordingly, at maturity, for each $1,000 Principal Amount of Notes, the Final Settlement Value in this example would equal $1,000 plus (a) $1,000 multiplied by (b) 20.00%.  Therefore, the Notes would pay $1,200.00 at maturity for each $1,000 Principal Amount of Notes.

Example 2 illustrates how you are protected by the Contingent Minimum Return in the event that the Reference Return is negative but no Trigger Event has occurred.

EXAMPLE 3:  A Trigger Event has not Occurred, and the Level of the Reference Asset Increases From the Initial Level of 1,000 to a Final Level of 1,300.

Reference Asset
Initial Level	1,000
Final Level	1,300
Reference Return	30.00%
Final Settlement Value:	$1,300.00

Here, the Reference Return is 30.00%.

Because a Trigger Event has not occurred, the Final Settlement Value equals the Principal Amount of the Note plus the product of (a) the Principal Amount multiplied by (b) the greater of (1) the Reference Return and (2) the Contingent Minimum Return.  Accordingly, at maturity, for each $1,000 Principal Amount of Notes, the Final Settlement Value in this example would equal $1,000 plus (a) $1,000 multiplied by (b) 30.00%.  Therefore, the Notes would pay $1,300.00 at maturity for each $1,000 Principal Amount of Notes.

Example 3 shows that where the Reference Return is greater than the Contingent Minimum Return, you will participate in the full positive performance of the Reference Asset and receive a return at maturity greater than the Contingent Minimum Return.

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EXAMPLE 4:  A Trigger Event has Occurred, and the Level of the Reference Asset Increases from the Initial Level of 1,000 to a Final Level of 1,100.

Reference Asset
Initial Level	1,000
Ending level	1,100
Reference Return	10.00%
Final Settlement Value:	$1,100.00

Here, the Reference Return is 10.00%.

Because a Trigger Event has occurred, you will not be entitled to receive the Contingent Minimum Return on the Notes. Because the Reference Return is greater than 0%, you will receive an amount equal to $1,000 plus the product of (a) $1,000 multiplied by (b) the Reference Return, for each $1,000 Principal Amount of Notes.  Accordingly, at maturity, the Final Settlement Value would be equal to $1,100.00 for each $1,000 Principal Amount of Notes, and you would receive a return of 10.00% of your Principal Amount.

Example 4 shows that if a Trigger Event occurs and the Reference Return is positive, you will receive a positive return on your Notes but will not have the benefit of the Contingent Minimum Return.

EXAMPLE 5:  A Trigger Event has Occurred, and the Level of the Reference Asset Decreases from the Initial Level of 1,000 to a Final Level of 900.

Reference Asset
Initial Level	1,000
Ending level	900
Reference Return	-10.00%
Final Settlement Value:	$900.00

Here, the Reference Return is -10.00%.

Because a Trigger Event has occurred, you will not be entitled to receive the Contingent Minimum Return on the Notes.  Because the Reference Return is less than zero, you will lose 1% of your Principal Amount for each percentage point that the Reference Return is below zero.  Accordingly, at maturity, the Final Settlement Value would be equal to $900.00 for each $1,000 Principal Amount of Notes, and you would suffer a loss of 10.00% of your Principal Amount.

Example 5 shows that you may lose some or all of your initial investment if a Trigger Event occurs and the Reference Return is less than zero, even if the Final Level is greater than the Barrier Level.  If the Reference Return is -100%, you will lose 100% of your investment.

EXAMPLE 6:  A Trigger Event has Occurred, and the Level of the Reference Asset Decreases from the Initial Level of 1,000 to a Final Level of 500.

Reference Asset
Initial Level	1,000
Ending level	500
Reference Return	-50.00%
Final Settlement Value:	$500.00

Here, the Reference Return is -50.00%.

Because a Trigger Event has occurred, you will not be entitled to receive the Contingent Minimum Return on the Notes.  Because the Reference Return is less than zero, you will lose 1% of your Principal Amount for each percentage point that the Reference Return is below zero.  Accordingly, at maturity, the Final Settlement Value would be equal to $500.00 for each $1,000 Principal Amount of Notes, and you would suffer a loss of 50.00% of your Principal Amount.

Example 6 shows that you may lose some or all of your initial investment if a Trigger Event occurs and the Reference Return is less than zero.  If the Reference Return is -100%, you will lose 100% of your investment.

FWP-9

INFORMATION RELATING TO THE SECURITIES LINKED TO THE S&P 500® INDEX

Description of the SPX

The SPX is a capitalization-weighted index of 500 U.S. stocks. It is designed to measure performance of the broad domestic economy through changes in the aggregate market value of 500 stocks representing all major industries.
Ten main groups of companies comprise the SPX with the approximate percentage of the market capitalization of the SPX included in each group as of June 30, 2010 indicated in parentheses: Information Technology (18.69%), Financials (16.31%), Health Care (12.09%), Consumer Staples (11.53%), Energy (10.69%), Industrials (10.38%), Consumer Discretionary (10.12%), Utilities (3.76%), Materials (3.44%) and Telecommunication Services (3.00%).

For more information about the SPX, see “The S&P 500® Index” on page US1-4 of the accompanying underlying supplement no. 1.

Historical Performance of the SPX

The following graph sets forth the historical performance of the SPX based on the monthly historical closing levels from June 30, 2005 through June 30, 2010.  The closing level for the SPX on June 30, 2010 was 1,030.71. We obtained the closing levels below from Bloomberg Professional® service. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Professional® service.

The historical levels of the SPX should not be taken as an indication of future performance, and no assurance can be given as to the SPX closing level on the Final Valuation Date.

SUPPLEMENTAL PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We have appointed HSBC Securities (USA) Inc., an affiliate of HSBC, as the agent for the sale of the Notes.  Pursuant to the terms of a distribution agreement, HSBC Securities (USA) Inc. will purchase the Notes from HSBC for distribution to other registered broker dealers or will offer the Notes directly to investors.  HSBC Securities (USA) Inc. proposes to offer the Notes at the offering price set forth on the cover page of this free writing prospectus and will receive underwriting discounts and commissions of between 2.00% and 2.60%, or between $20.00 and $26.00, per $1,000 Principal Amount of Notes.

In addition, HSBC Securities (USA) Inc. or another of its affiliates or agents may use the pricing supplement to which this free writing prospectus relates in market-making transactions after the initial sale of the Notes, but is under no obligation to do so and may discontinue any market-making activities at any time without notice.

See “Supplemental Plan of Distribution” on page S-52 in the prospectus supplement.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

There is no direct legal authority as to the proper tax treatment of the Notes, and therefore significant aspects of the tax treatment of the Notes are uncertain as to both the timing and character of any inclusion in income in respect of the Notes. Under one approach, a Note should be treated as a pre-paid forward or other executory contract with respect to the Reference Asset. We intend to treat the Notes consistent with this approach. Pursuant to the terms of the Notes, you agree to treat the Notes under this approach for all U.S. federal income tax purposes. Notwithstanding any disclosure in the accompanying product supplement to the contrary, our special U.S. tax counsel in this transaction is Sidley Austin llp. Subject to the limitations described therein, and based on certain factual representations received from us, in the opinion of our special U.S. tax counsel, Sidley Austin llp, it is reasonable to treat the Notes as pre-paid forward or other executory contracts with respect to the Reference Asset. Pursuant to this approach, we do not intend to report any income or gain with respect to the Notes prior to their maturity or an earlier sale or exchange and we intend to treat any gain or loss upon maturity or an earlier sale or exchange as long-term capital gain or loss, provided that you have held the Note for more than one year at such time for U.S. federal income tax purposes.

FWP-10

Recently enacted legislation will impose an additional 3.8% tax on the net investment income (which includes gains from a disposition of a Note) of certain individuals, trust and estates, for taxable years beginning after December 31, 2012.  Prospective investors in the Notes should consult their tax advisors regarding the possible applicability of this tax to an investment in the Notes.

For a discussion of certain of the U.S. federal income tax consequences of your investment in a Note, please see the discussion under “Certain U.S. Federal Income Tax Considerations” in the accompanying product supplement and the discussion under “Certain U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement.

FWP-11

TABLE OF CONTENTS

You should only rely on the information contained in this free writing prospectus, the accompanying underlying supplement, product supplement, prospectus supplement and prospectus.  We have not authorized anyone to provide you with information or to make any representation to you that is not contained in this free writing prospectus, the accompanying underlying supplement, product supplement, prospectus supplement and prospectus.  If anyone provides you with different or inconsistent information, you should not rely on it.  This free writing prospectus, the accompanying underlying supplement, product supplement, prospectus supplement and prospectus are not an offer to sell these Notes, and these documents are not soliciting an offer to buy these Notes, in any jurisdiction where the offer or sale is not permitted.  You should not, under any circumstances, assume that the information in this free writing prospectus, the accompanying underlying supplement, product supplement, prospectus supplement and prospectus is correct on any date after their respective dates.

HSBC USA Inc.

 $    Best-Of Performance Notes
Linked to the SPX due August 5,
2013

July 6, 2010

FREE WRITING
PROSPECTUS

Free Writing Prospectus
General	FWP-3
Payment at Maturity	FWP-4
Investor Suitability	FWP-5
Risk Factors	FWP-5
Illustrative Examples	FWP-7
Description of the Reference Asset	FWP-10
Supplemental Plan of Distribution (Conflicts of Interest)	FWP-10
Certain U.S. Federal Income Tax Considerations	FWP-10
Underlying Supplement No. 1
Risk Factors	US1-1
The S&P 500® Index	US1-4
The Russell 2000® Index	US1-6
The Dow Jones Industrial AverageSM	US1-9
The Hang Seng China Enterprises Index®	US1-11
The Hang Seng® Index	US1-13
The Korea Stock Price Index 200	US1-15
The MSCI Singapore IndexSM	US1-18
The MSCI Taiwan IndexSM	US1-22
The Dow Jones EURO STOXX 50® Index	US1-26
The PHLX Housing SectorSM Index	US1-29
The TOPIX® Index	US1-33
The NASDAQ-100 Index®	US1-36
S&P BRIC 40 Index	US1-40
The Nikkei 225 Index	US1-43
The FTSE™ 100 Index	US1-45
The MSCI EAFE® Index	US1-47
The MSCI Emerging Markets Index	US1-52
Other Components	US1-57
Additional Terms of the Notes	US1-57
Product Supplement
Notice to Investors	PS-1
Product Supplement Summary	PS-1
Risk Factors	PS-4
Pricing Supplement Overview	PS-7
Valuation of the Notes	PS-7
Hypothetical Examples	PS-10
Specific Terms of the Notes	PS-19
Certain U.S. Federal Income Tax Considerations	PS-24
Events of Default and Acceleration	PS-25
Information Regarding the Reference Asset and Reference
Issuers	PS-25
Certain ERISA Considerations	PS-25
Validity of the Notes	PS-25
Prospectus Supplement
Risk Factors	S-3
Pricing Supplement	S-16
Description of Notes	S-16
Sponsors or Issuers and Reference Asset	S-37
Use of Proceeds and Hedging	S-37
Certain ERISA	S-38
Certain U.S. Federal Income Tax Considerations	S-39
Supplemental Plan of Distribution	S-52
Prospectus
About this Prospectus	2
Special Note Regarding Forward-Looking Statements	2
HSBC USA Inc.	3
Use of Proceeds	3
Description of Debt Securities	4
Description of Preferred Stock	16
Description of Warrants	22
Description of Purchase Contracts	26
Description of Units	29
Book-Entry Procedures	32
Limitations on Issuances in Bearer Form	36
Certain U.S. Federal Income Tax Considerations
Relating to Debt Securities	37
Plan of Distribution	52
Notice to Canadian Investors	54
Certain ERISA Matters	58
Where You Can Find More Information	59
Legal Opinions	59
Experts	59